Exhibit 13.1

Certification

Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Amira Nature Foods Ltd (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the fiscal year ended March 31, 2016 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Annual Report on Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

AMIRA NATURE FOODS LTD

July 29, 2016	By:	/s/ Karan A. Chanana
Name: Karan A. Chanana
Title: Chief Executive Officer
(Principal Executive Officer)

July 29, 2016	By:	/s/ Bruce C. Wacha
Name: Bruce C. Wacha
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)